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                                                                   Exhibit 10.55

                                    EXHIBIT C


                            COLE NATIONAL CORPORATION

                    NONQUALIFIED STOCK OPTION AGREEMENT NO. 2



                  This Nonqualified Stock Option Agreement No. 2 (this "Agreement") is entered into between Larry Pollock (the "Optionee") and Cole National Corporation, a Delaware corporation (the "Company"), as of January 18, 2000. Certain capitalized terms used herein are defined in Paragraph 8.

                  WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized a grant of stock options on the terms hereof to the Optionee;

                  WHEREAS, the Optionee and the Company have entered into an employment agreement (the "Employment Agreement") as of January 18, 2000 (the "Effective Date"); and

                  NOW, THEREFORE, the Company hereby grants to the Optionee options (the "Options") to purchase the number of shares of common stock ("Common Stock"), par value $.001 per share, of the Company's Common Stock shown as the Original Award on Attachment I hereto; and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions hereinafter set forth.

                  1. EXERCISE. (a) The Options (until terminated as hereinafter provided) are vested and exercisable immediately.

                           (b) The Options may be exercised in whole or in part
from time to time.

                           (c) Any exercise of the Options must be made in
writing by the Optionee delivered to the Secretary of the Company.

                  2. EXERCISE PRICE AND PAYMENT. (a) The Options will be exercisable for Shares at the Exercise Price shown on Attachment I hereto.

                           (b) The Exercise Price for any shares may be paid in
cash or by check.

                  3. TERMINATION. The Options will terminate and all Options then outstanding will be forfeited on the earliest of the following dates:

                           (a) Immediately if the Optionee terminates employment
with the Company for any reason; or

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                           (b) Ninety (90) days from the Grant Date.

                  4. TRANSFERABILITY. The Options are not transferable by the Optionee.

                  5. SECURITIES LAWS. The Options are not exercisable if such exercise would involve a violation of any applicable federal, state or other securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws. The Options are not exercisable unless under said laws at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, or are registered in accordance with such laws.

                  6. ADJUSTMENTS. (a) The Board of Directors or the Compensation Committee shall make such adjustment in the option price and in the number or kind of shares of Common Stock or other securities covered by the Options as such Board or Committee may in good faith determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or
(ii) any merger, consolidation, spin-off, split-off, spin-out, split up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights to purchase securities, or (iii) any distribution to the holders of the Common Stock of rights or warrant to purchase equity interests of the Company, or (iv) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board of Directors or the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Options such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

                           (b) In the event that any provision of this Agreement
would result in a calculation of a number of shares in amounts other than a whole number, the number of shares so calculated will be reduced or increased to the nearest whole number (rounding 0.50 up), with the effect of any such rounding deemed to attach to the last group of shares to be so calculated (with calculations to be conducted in alphabetical or numerical order, as applicable).

                  7. WITHHOLDING. If the Company is required to withhold any federal, state, local or foreign tax in connection with the exercise of the Options, it will be a condition to such exercise that the Optionee make provision satisfactory to the Company for payment of all such taxes.

                  8. DEFINITIONS. The term "Subsidiary" shall have the meaning provided in the Employment Agreement, and the following capitalized terms have meanings as set forth below.

                           (a) "Exercise Price" means the exercise price per
share indicated as the Exercise Price per share on Attachment I hereto.

                           (b) "Grant Date" means the date so indicated on
Attachment I hereto.


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                           (c) "Original Award" means the number of shares of
Common Stock indicated as the Original Award on Attachment I hereto.

                           (d) "Person" means any corporation, partnership,
limited liability company, association, firm, other entity or individual(s).

                  9. ACKNOWLEDGMENT. The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Options granted hereunder.

         EXECUTED at Cleveland, Ohio as of the date first set forth above.



                                           COLE NATIONAL CORPORATION


                                           By: /s/ Jeffrey A. Cole
                                               --------------------------------
                                               Name:  Jeffrey A. Cole
                                               Title: Chairman, CEO


                                           /s/ Larry Pollock
                                           -----------------------------------
                                           OPTIONEE - Larry Pollock


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            ATTACHMENT I to Nonqualified Stock Option Agreement No. 2





         Name of Optionee:          Larry Pollock

         Name of Employer:          Cole National Corporation

         Position:                  President, Chief Operating Officer and
                                    Member Board of Directors

         Number of Shares
         in the Original Award:     100,000

         Grant Date:                January  18, 2000

         Exercise Price per Share:  The average of the closing prices of the Common Stock traded on the New
                                    York Stock Exchange for the twenty (20)
                                    trading day period ending on the tenth
                                    trading day after the Grant Date.



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